UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 21, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2014, Net Element, Inc. (the “Company”) entered into a Secured Convertible Senior Promissory Note (the “Note”) with Cayman Invest, S.A. (“CI”). Pursuant to the Note, CI agreed to loan to the Company $11,200,000.00. No interest will accrue under the Note; provided, however, that upon a default under the Note, the Note will accrue simple interest, at 12% per annum. Prior to March 31, 2015, effective upon a first financing closing after the date of the Note, in which the Company receives financing of at least $10 million from a third party (the “Qualified Financing”), the entire principal amount of the Note will be automatically converted into common shares of the Company equal to 15% of the then outstanding shares of the Company. Effective upon an equity financing after the date of this Note in which the Company issues stock, (other than a Qualified Financing) or at any time before or after March 31, 2015, at the option of CI, the entire principal amount of the Note may be converted into common shares of the Company equal to 15% of the then outstanding shares of the Company. Unless converted, the outstanding amount under the Note will be due and payable on the earlier of March 31, 2015 and the closing of a sale of a majority of the ownership of the Company or any voluntary or involuntary liquidation, dissolution or winding up of the Company. Under the Note, the Company agreed to take all actions to have the obligations under the Note positioned as a senior security interest secured by all assets of the Company and by those payment processing portfolios owned by the Company as of the date of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures contained under Item 1.01 are incorporated herein by this reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures contained under Item 1.01 are incorporated herein by this reference. Under the Note, the Company agreed to take all actions to have the obligations under the Note positioned as a senior security interest secured by all assets of the Company and by those payment processing portfolios owned by the Company as of the date of the Note.

Item 8.01 Other Events.

On April 22, 2014, the Company issued a press release announcing financing to the Company by CI. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information furnished pursuant to this Item, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability under that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of information under this Item is not intended to constitute a determination by the Company that the information contained herein (including Exhibit 99.1 hereto) is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Secured Convertible Senior Promissory Note dated April 21, 2014 between the Company and Cayman Invest, S.A.

99.1	Press Release dated April 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2014

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Title:	Jonathan New Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Secured Convertible Senior Promissory Note dated April 21, 2014 between the Company and Cayman Invest, S.A.

99.1	Press Release dated April 22, 2014.